Exhibit 5.1

FOLEY & LARDNER LLP

ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE
MILWAUKEE, WISCONSIN 53202-5306
414.271.2400 TEL
414.297.4900 FAX
foley.com

May 9, 2011
CLIENT/MATTER NUMBER
065215-0178

Pentair, Inc.

5500 Wayzata Boulevard, Suite 800

Golden Valley, Minnesota 55416

Ladies and Gentlemen:

We have acted as counsel for Pentair, Inc., a Minnesota corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-173829) (the “Registration Statement”), including the prospectus constituting a part thereof, dated May 2, 2011, and the prospectus supplement, dated May 2, 2011 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of $500,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2021 (the “Notes”) in the manner set forth in the Registration Statement and the Prospectus.  The Notes are fully and unconditionally guaranteed (the “Guarantees”) by the Guarantors (as defined below) and have been issued under a Senior Indenture, dated as of May 2, 2011 (the “Indenture”), among the Company and Wells Fargo Bank, National Association as Trustee (the “Trustee”), as supplemented by a supplemental indenture, among the Company, the Guarantors named therein (the “Guarantors”) and the Trustee, establishing the terms and providing for the issuance of the Notes (the “Supplemental Indenture”).

As counsel to the Company in connection with the issuance and sale of the Notes, we have examined:  (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture and the Supplemental Indenture; (iii) the Notes and the Guarantees; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render the opinions set forth below.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing and the other matters set forth herein, assuming that (i) the Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by, and represent the valid and binding obligations of, the Trustee and (ii) the Notes have been duly authenticated by the Trustee, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

1.             The Notes, when delivered by the Company in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

2.             The Guarantees, when delivered by the Company in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP